UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

FRISCH’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

OHIO	001-07323	31-0523213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 GILBERT AVENUE, CINCINNATI, OHIO	45206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 513-961-2660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Compensatory Arrangements

Amendments to The Amended and Restated 1993 Stock Option Plan and The 2003 Stock Option and Incentive Plan were approved by the Board of Directors on December 19, 2006.

The Amendments to the Amended and Restated 1993 Stock Option Plan bring this plan into compliance with Internal Revenue Code (IRC) Section 409A and deletes language regarding automatic grants to members of the Board of Directors. This plan remains active due to unexercised grants.

Amendments to the 2003 Stock Option and Incentive Plan bring this plan into compliance with the American Jobs Creation Act of 2004 and Section 409A of the IRC, as well as other changes in regulatory requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Amendments to the Amended and Restated 1993 Stock Option Plan of Frisch’s Restaurants, Inc.

99.2	Amendments to the Frisch’s Restaurants, Inc. 2003 Stock Option and Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRISCH’S RESTAURANTS, INC. (registrant)

DATE December 22, 2006

	BY	/s/ Donald H. Walker
Donald H. Walker
Vice President - Finance and
Principal Financial Officer